Exhibit 99.1

EXTENSION OF EXPIRATION DATE FOR PREVIOUSLY ANNOUNCED TENDER

OFFER AND CONSENT SOLICITATION IN ANTICIPATION OF ACQUISITION OF

BWAY HOLDING COMPANY BY MADISON DEARBORN PARTNERS

Chicago, Illinois — June 9, 2010 — In anticipation of the previously announced proposed acquisition of BWAY Holding Company (the “Company”) by companies organized by Madison Dearborn Partners, LLC through a merger (the “Merger”) of Picasso Merger Sub, Inc. (the “Purchaser”), a wholly-owned subsidiary of Picasso Parent Company, Inc., with and into the Company, the Purchaser announced today that it is extending the expiration date (as extended, the “Expiration Date”) of its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to BWAY Corporation’s (“BWAY”) 10% Senior Subordinated Notes due 2014 (the “Notes”). The Expiration Date for the Tender Offer has been extended from 5:00 p.m., New York City time on June 9, 2010 to 8:00 a.m. New York City time on June 16, 2010, unless further extended in accordance with the offer to purchase and consent solicitation dated May 11, 2010 (the “Statement”) and applicable law. The Expiration Date is also the date on which the Merger is expected to be consummated.

The Purchaser received tenders and consents to amend certain provisions of the indenture governing the notes (the “Indenture”), as contemplated in the Statement, from holders of 100% of the $228,538,000 outstanding aggregate principal amount of the Notes. As a result of obtaining the required consents from holders of the Notes to amend the Indenture, the supplemental indenture effecting the amendments to the Indenture (the “Supplemental Indenture”) was executed by BWAY on May 20, 2010 and withdrawal rights terminated with respect to the Tender Offer and the Consent Solicitation, except as required by law. The proposed amendments contained in the Supplemental Indenture will not become operative until immediately prior to the consummation of the Merger and will cease to be operative unless the Merger is consummated or if the Purchaser fails to accept for purchase any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer.

Except for the extension of the Expiration Date of the Tender Offer as described above, all other terms and conditions of the Tender Offer and the Consent Solicitation remain unchanged. Holders that have previously tendered Notes do not need to re-tender their Notes or take any other action in response to this extension.

This announcement is neither an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any Notes. The Tender Offer is being made (and the Consent Solicitation was made) solely pursuant to the terms of the Statement.

The Purchaser has retained BofA Merrill Lynch to serve as Dealer Manager and Solicitation Agent and Global Bondholder Services Corporation to serve as Information Agent and Depositary. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 (toll free) or (212) 430-3774 (collect). Questions regarding the Tender Offer and Consent Solicitation should be directed to BofA Merrill Lynch by telephone at (888) 292-0070 (toll-free) or (980) 388-9217 (collect).

The Company is a leading North American manufacturer of general line rigid metal and plastic containers serving a wide variety of end markets across various industries. The Company has operations in the United States, Canada and Puerto Rico and primarily sells to customers located in those geographic areas.

This press release contains forward-looking information. You should not place undue reliance on these statements. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) competitive risk from other container manufacturers or self-manufacture by customers; (ii) termination of the Company’s customer contracts; (iii) loss or reduction of business from key customers; (iv) dependence on key personnel; (v) changes in steel, resin or other raw material and energy costs or availability; (vi) product liability or product recall costs; (vii) lead pigment and lead paint litigation; (viii) increased consolidation in the Company’s end markets; (ix) consolidation of key suppliers; (x) decreased sales volume in the Company’s end markets; (xi) increased use of alternative packaging; (xii) product substitution; (xiii) labor unrest; (xiv) environmental, health and safety costs; (xv) management’s inability to evaluate and selectively pursue acquisitions; (xvi) fluctuation of the Company’s quarterly earnings; (xvii) current economic conditions: (xviii) the availability and cost of financing; (xix) an increase in interest rates; (xx) restrictions in the Company’s debt agreements; and (xxi) fluctuations in the Canadian dollar . The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

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